                                                                    EXHIBIT 10.9


Note: Information in this document marked with an "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                            iBEAM Network Membership

                          Agreement  No. 100599 Covad

This membership agreement (the "Agreement"), effective as of October 5, 1999
                                ---------
(the "Effective Date"), is entered into by Covad, Inc., ("Member") and iBEAM
      --------------                       -----------                 -----
BROADCASTING CORPORATION, a Delaware corporation with primary business offices
-------------------------
at 645 Almanor Avenue, Suite 100, Sunnyvale, CA 94086 ("iBEAM"). (iBEAM and Member individually a "Party" or together the "Parties")


WHEREAS, iBEAM intends to provide a paid service which provides Internet service providers ("ISPs") with MaxCasters(TM) providing replication, live broadcast and on-demand data streaming and,

WHEREAS, Member provides access to a high-speed network for the subscribers of its ISP customers and,

WHEREAS, iBEAM offers and Member accepts the iBEAM service subject to the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration exchanged between the Parties, Member and iBEAM agree as follows:

1. DEFINITIONS
--------------
     When used in this Agreement, the following terms shall have the following meanings unless the subject or the context otherwise requires:

A.   Content: data or data streams used in the Service.
     -------

B.   Webcast Distribution Service (the "Service"):  The service provided by
     --------------------------------------------
     iBEAM, where iBEAM copies and distributes Content from a series of content providers to iBEAM MaxCasters using communications equipment and telecommunications services (including, but not limited to, satellite, broadcast and other networking services).

C.   Confidential Information.  Confidential and trade secret information as
     ------------------------
     set forth more specifically in Article 15 of this Agreement.

D.   Disclosing Party.  A Party that discloses Confidential Information to a
     ----------------
     Receiving Party.

E.   Receiving Party.  A Party receiving Confidential Information from a
     ---------------
     Disclosing Party.

F.   MaxCaster(TM): A system of satellite downlink equipment, one or more
     -------------
     computer servers, other communications equipment and appropriate software colocated with Member Network.

G    Member Network: The network operated by Member without the installation of
     ---------------
     the iBEAM MaxCaster(s).

H.   Content Provider: a person or entity who provides Content for dissemenation
     ----------------
     on Webcast Distribution.

I.   Reseller Plan: wherein, Member will have ISP's associated with Member,
     -------------
     contact iBEAM and said ISP must subscribe to iBEAM's service(s).

J.   Delivery Plan: wherein, Member will allow iBEAM to install its MaxCaster in
     -------------
     the Member Network and serve Content through iBEAM's MaxCaster and Member Network.

K.   Member ISP: An ISP who, under the Reseller Plan, has been recruited by
     ------------
     Member and has signed a contract with iBEAM.

L.   Member ISP Network: The network operated by a Member ISP without the
     --------------------
     installation of the iBEAM MaxCaster(s)

M.   Referral: Shall mean placing iBEAM in contact with a potential iBEAM
     --------
     customer where contract negotiations with such potential customer begin within ninety (90) days of the referral and such negotiations result in an order and provision of services from iBEAM, unless such referred customer was, as of the date of Member's referral: (a) already a customer under contract with iBEAM; (b) already formally referred by another customer of iBEAM; or (c) already in formal negotiations with iBEAM for services. Subject to the foregoing, iBEAM will pay Member for Referrals as set forth in Article 4.1

2. SERVICE
----------
   iBEAM will provide the Service to Member and Member accepts the Service pursuant to the terms and conditions of this Agreement and its Exhibits by incorporation.

     i) Reseller Plan: To take advantage of the Reseller Plan, Member must refer to iBEAM a Member ISP, assist iBEAM in signing said Member ISP with iBEAM for iBEAM service and provide all reasonable assistance required to install a MaxCaster in said Member ISP's network.

     ii) Delivery Plan: To take advantage of the Delivery Plan, Member must complete installations as set forth in Article 4.1.

3.   OWNERSHIP AND USE AND DAMAGE
---------------------------------

3.1 Ownership: Title to and ownership of the MaxCaster(TM), all copies of documentation or instructions thereof and all data resident upon each MaxCaster, including but not limited to any trademarks, servicemarks, tradedress, copyrights (whether in literal or non-literal form) and/or patents shall be and at all times remain with iBEAM, iBEAM's licensors or its agents or assigns. Member will not reproduce or modify the MaxCaster or any portion thereof. Member shall not rent, sell, lease, create or have created security interests in the MaxCaster, have liens placed on the MaxCaster or otherwise transfer the MaxCaster or any part thereof or use, or allow its use for the benefit of any third party that is not a customer or subscriber of Member.

3.2 Use: Member may transmit the Content resident on the MaxCaster to its end users provided that the Content is unmodified or abridged in any manner. Member shall not reverse assemble, reverse compile or reverse engineer the MaxCaster, or otherwise attempt to discover any MaxCaster source code or underlying Confidential Information (as that term is defined below). Further Member agrees that it will not modify, copy, display, distribute, use, market, promote, perform, cache or transmit any of the Content residing within the MaxCaster or intercept any tranmission intended to place Content on the MaxCaster for the heretofore mentioned reasons without the express permission of iBEAM. iBEAM may use certain iBEAM defined shared elements of the MaxCaster for other services or customers.

3.3 In the event that Member breaches any provision of Articles 3.1 or 3.2 iBEAM shall have the right to bring immediate injunctive action to halt said breach.

Damage to MaxCaster: Any damage caused to any portion of the MaxCaster while resident at Member location by use outside the scope intended under this Agreement will require Member to pay iBEAM to repair or replace the MaxCaster.(TM)

4.  METHOD OF PAYMENT
---------------------

4.1 iBEAM owns all right, title and interest in and to any and all revenues associated with all services, provided by iBEAM, which are transferred through the MaxCaster(TM) to the Member Network. Pursuant to the Delivery Plan iBEAM shall pay Member [*] percent ([*]%) of all revenues created from the transport of Content through the Member Network from all iBEAM MaxCasters co-located in Member Network upon completion of one (1) installation. Upon completion of five
(5) installations iBEAM shall pay Member an additional percent ([*]%) of all revenues created from the transport of Content through the Member Network from all iBEAM MaxCasters co-located in Member Network. Pursuant to the Reseller Plan, iBEAM will pay [*] percent ([*]%) of all revenues created from the transport of Content through the Member ISP's Networks from all iBEAM MaxCasters co-located in each Member ISP's Network. In the event that Member provides iBEAM with a Referral for a content provider or other customer for the Service, Member will receive an additional [*] ([*]) percent of such referred customer's revenue accrued to iBEAM for transport of content through Member's Network from all iBEAM MaxCasters co-located in Member Network, for a period of twelve (12) months from the date of Service installation for such customer or fifty (50) percent of said customers contract term whichever is less.

4.2 iBEAM will tender to Member a summary of all shared revenues as specified in
Article 4.1 on a calendar quarterly basis. Member will then invoice iBEAM for an amount equal to the aforementioned summary, which shall be payable net 30 days from iBEAM receipt of said valid invoice.

4.3 Member is responsible for any taxes associated with any revenues shared hereunder

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5  LIMITATION OF LIABILITY , WARRANTIES AND DISCLAIMER OF WARRANTIES
--------------------------------------------------------------------

5.1 NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO, TO THE OTHER OR ANY OTHER THIRD PARTY, UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY(A) FOR ANY MONIES IN EXCESS OF $1,000,000.00, (B) FOR LOSS OR INACCURACY OF DATA , COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, OR (C) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO LOSS OF REVENUES AND LOSS OF PROFITS. NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY MATTER BEYOND ITS REASONABLE CONTROL.

UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, ARISING FROM ANY ACT OR OMISSION, INCLUDING NEGLIGENT ACTS OR OMISSIONS, OF THAT PARTY, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

5.2 IBEAM UNDERTAKES THAT ITS EQUIPMENT SHALL HAVE THE ABILITY TO DISTRIBUTE CONTENT IN THE FOLLOWING MANNER. IN THE EVENT IBEAM IS UNABLE TO DELIVER CONTENT IT SHALL BE DEEMED AN "UNAVAILABILITY EVENT". IBEAM WILL PROVIDE ITS WEBCAST DISTRIBUTION FREE FROM UNAVAILABILITY EVENTS 99.9% OF THE TIME AS AGGREGATED OVER 12 MONTHS ("AVAILABILITY CALCULATION"). REGULARLY SCHEDULED, OR EMERGENCY MAINTENANCE EVENTS, OR MEMBER CAUSED OUTAGES OR DISRUPTIONS SHALL NOT CONSTITUTE UNAVAILABILITY EVENTS. FURTHER, UNAVAILABILITY EVENTS DO NOT INCLUDE ANY LOSS OF SERVICE OF ANY TYPE AS A RESULT OF ANY EVENT OR CONDITION NOT WHOLLY WITHIN THE CONTROL OF IBEAM. CONTENT PROVIDER MUST REPORT UNAVAILABILITY EVENTS TO IBEAM CONTENT PROVIDER SERVICE WITHIN SEVEN (7) DAY OF SAID EVENT. FOLLOWING IBEAM RECEIPT OF CONTENT PROVIDER REPORT OF THE UNAVAILABILITY EVENT, IBEAM WILL ATTEMPT TO CONFIRM SAID EVENT AND IF CONFIRMED, THE INCIDENT WILL BE RECORDED, AND USED IN THE YEARLY SERVICE AVAILABILITY CALCULATION FOR THE CONTENT PROVIDER. IBEAM FURTHER STATES THAT IN THE EVENT THAT IBEAM REDIRECTS TCP/IP TRAFFIC THAT IS NOT CONTENT, AS THAT TERM IS DEFINED IN THIS AGREEMENT, IBEAM WILL CORRECT SUCH AN ERROR WITHIN ONE HOUR. MEMBERS SOLE REMEDY FOR BREACH UNDER THIS PROVISION WILL BE TO TERMINATE THIS AGREEMENT WITHOUT PENALTY.

5.3 EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE OTHER THAN ANY REPRESENTATIONS OR WARRANTIES THAT CANNOT BE EXCLUDED BY LAW.

5.4 IBEAM FURTHER DISCLAIMS THAT IT HAS WARRANTED THAT THE CONTENT PROVIDED HEREUNDER IS UNDER IBEAM'S EDITORIAL CONTROL IN ANY MANNER WHATSOEVER OR THAT IT IS NOT OBSCENE, INDECENT, OFFENSIVE OR HARMFUL TO MINORS.

5.5 Member makes no representation of warranty regarding the performance or availability of the Member network or the timing and breadth of completion of new network implementation, and disclaims any liability in connection herewith.

6.0 TERM AND TERMINATION
------------------------

6.1 This Agreement shall commence on the Effective Date and shall continue for thirty-six (36) months. Either Party may, at its option, terminate with sixty
(60) days notice prior to the one (1) year anniversary of the

Effective Date, thereafter termination may only be effectuated through a material breach by the other party which is not cured within ten (10) days.

6.2 If this Agreement is terminated for any reason, each Party shall expeditiously stop using, remove and/or return the other Party's proprietary information including but not limited to Confidential Information, trademarks, tradenames, and servicenames. Additionally, Member will disconnect all iBEAM equipment from the Member Network, and provide iBEAM access to the equipment for iBEAM retrieval of said equipment.

6.3 In the event that this Agreement terminates for any reason, the following Articles shall survive the termination: Articles 5 and 15.

7. INTERPRETATION
-----------------

7.1 Changes: All changes to this Agreement must be in writing, signed by each Party and reference this Agreement and the Effective Date.

7.2 Order of Precedence: The terms and conditions of this Agreement shall take precedence over those set forth within each Exhibit, Addendum or other written document, signed by both parties and specified as an addition or change to this Agreement.

CUMULATIVE
----------

8.1 The waiver by either Party of a breach or default by the other Party of any of the provisions of this Agreement shall not be construed as a waiver of any succeeding breach or default of the same or any other provisions of this Agreement and shall not impair the exercise of any rights accruing to it under this Agreement thereafter; nor shall any delay or omission on the part of either Party to exercise or avail itself of any rights accruing to it under this Agreement operate as a waiver of any breach or default by the other Party of any of the said provisions.

8.2 All rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

9  NOTICES
----------

All communications in connection with this Agreement shall be in writing and may be given by telecopy or mail to the recipient at the address set out in this Agreement and sent to the attention of General Counsel or Chief Financial Officer.

10  COSTS
---------

Each Party shall bear its own legal, accounting and other costs, charges and expenses of and incidental to this Agreement.

11 DENIAL OF PARTNERSHIP
------------------------

Nothing herein contained shall be construed as creating the relationship of partnership, joint venture, fiduciary relationship or principal and agent between the parties. Neither Party may pledge or purport to pledge the credit of the other Party or make or purport to make any representations, warranties or undertakings for the other Party.

12 FORCE MAJEURE
----------------

12.1 Where a Party is unable, wholly or in part, by reason of force majeure, to carry out any obligations under this Agreement that obligation is suspended so far as it is affected by force majeure during the continuance thereof.

12.2 In this Agreement, "force majeure" means an act of God, strike, lockout or other interference with work, war declared or undeclared, blockade, disturbance, lightning, fire, earthquake, storm, flood, explosion, network failures, error in the coding of electronic files, software limitations, or inability to obtain telecommunications services, governmental or quasi-governmental restraint expropriation prohibition intervention direction or embargo, unavailability or delay in availability of equipment or transport, inability or delay in obtaining governmental or quasi-governmental approvals consents permits licenses authorities or allocations, and any other cause whether of the kind specified above or otherwise which is not reasonably within the control of the Party affected.

13 ASSIGNMENT
-------------

Except for (i) assignment to a successor who acquires substantially all of the assets and business of iBEAM or Member, (ii) assignment to a subsidiary company, parent company, or subsidiary of a parent company, or (iii) assignment, pledge, or transfer by iBEAM of any interest in any payments to be received by iBEAM hereunder, neither party hereto may assign this Agreement or any portion thereof without the prior written consent of the other. Any assignment permitted hereunder or otherwise agreed to by the other Party hereto will not relieve the assigning party of any obligations with respect to any covenant, condition, or obligation required to be performed by the assigning Party under this Agreement

14 PROMOTION AND PUBLIC ANNOUNCEMENT
------------------------------------

14.1 Each Party shall have the right to make public announcements and/or press releases using the other Party's name provided they have obtained prior written approval, which shall not be unreasonably withheld.

14.2 iBEAM may offer Member certain tradenames and/or logos for use on Member's Internet web site. Member may use these tradenames and/or logos only if Member agrees to and abides by all usage requirements set forth within the download area containing these tradenames and/or logos. Notwithstanding anything to the contrary Member agrees to remove these tradenames and/or logos, from any Member owned, operated or run in the name of, equipment or storage device within twenty four (24) hours of receiving a request by iBEAM to remove said tradenames and/or logos.

15 CONFIDENTIALITY
------------------

15.1 Each Party acknowledges that during the contractual relationship created under the Agreement, situations may arise which require that they be given access to Confidential Information (as defined more specifically in Article 15.2) owned by the other Party, its suppliers or customers.

15.2 The Receiving Party of the Confidential Information recognizes that the Disclosing Party has a proprietary interest in maintaining the confidentiality of such Confidential Information. The Receiving Party shall not, during the term of this Agreement and for three (3) years after the termination of this Agreement disclose any Confidential Information of the Disclosing Party to any third party or use any Confidential Information for its benefit or for the benefit of any third party except as permitted herein or to further the purposes of this Agreement. The Receiving Party shall take reasonable precautions to maintain the confidentiality of all Confidential Information, and in no case lesser precautions that Receiving Party takes with its own similar Confidential Information. Upon termination of this Agreement for any reason, each Party shall immediately return or destroy all Confidential Information of the other Party in its possession or control.

15.3 Confidential Information shall mean all information, whether in tangible form or communicated orally, which is learned by the Receiving Party in the course and performance of its obligations under this Agreement (i) which is labeled or stamped Confidential (or words to that effect), (ii) which is of the type that Receiving Party has been informed to be confidential, and (iii) concerns the Disclosing Party's products, or contents thereof or services (existing or potential), business affairs, pricing, suppliers, customers, and distributors, including without limitation, customer usage data, computer hardware and software (in existence or under development), pending patent applications, technical, sales and business reports, technical or research notebooks, and information and data, whether owned by the Disclosing Party or a third party, relating to the Disclosing Party's commercial activities. Excluded from the foregoing definition is information which: i) at the time of disclosure, is, or, after disclosure, becomes generally known or available to the public other than as a consequence of the Receiving Party breach of this Agreement; ii ) was properly known or otherwise available to the Receiving Party prior to the disclosure by the Disclosing Party; iii) was disclosed by a third party to the Receiving Party after the disclosure by the Disclosing Party if such third party's disclosure neither violates any obligation of the third party to the Disclosing Party nor is a consequence of the Receiving Party's breach of this Agreement; iv)the Disclosing Party authorizes a release.

15.4 The rights and obligations of the parties with respect to confidentiality shall survive termination of this Agreement.

16.   ACTS BY LAW
-----------------

Neither party shall be under any obligation to perform any service or deliver any work should such service or delivery constitute a violation of any applicable law.

17. GOVERNING LAW
-----------------

This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, without regards to its choice of law provisions. The exclusive jurisdiction for any legal proceeding regarding this Agreement shall be in the courts of the State of California and the Parties hereto expressly submit to the jurisdiction of said courts.

18. SEVERABILITY
----------------

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions shall not in any way be affected or impaired thereby.

19 INTEGRATION
--------------

This Agreement supersedes and replaces any and all prior agreements, understandings or arrangements, whether oral or written, heretofore made between the Parties and relating to the subject matter hereof and constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement. This Agreement may not be altered or amended except by an express written agreement signed by both Parties hereto.

iBEAM Broadcasting Corporation             Covad

By: /s/ Robert Davis                       By:  /s/ Peter Clark
    ------------------------------              ----------------------------

Printed: Robert Davis                      Printed: Peter Clark
         -------------------------                  -----------------------

Title: V.P. Sales                          Title: Director, Business Development
       ---------------------------                ------------------------------
                                                  10/5/99

Exhibit A Statement of Work to Agreement No. 100599 Covad
Party  Responsibilities

1.   iBEAM will be responsible for the following actions:
     . A satellite pre-installation site survey of the facility by phone or at iBEAM's option at customer site.

     . The installation of the satellite dish utilizing a non-penetrating roof mount on the roof of the facility or a designated area of the building,

     . The running of coaxial cable to the data or rack room where the iBEAM MaxCaster indoor components will be racked.

     . The racking and cabling of the server and switch components of the MaxCaster.

     .    Registration and pointing of the satellite system.

     . The activation of the system with the iBEAM Network operations monitoring facility. This includes adding IP Addresses, Host ID names to the iBEAM server and to Tier 1 NOC.

     . Orientation of the customer technical staff to the equipment and to the remote monitoring process.

     .    [*]

     .    [*]

2. The Member will be responsible for the following actions for installations into the Member Network:

     . Completion of the customer data network site survey. This information is critical to the iBEAM Tier 1 NOC in the monitoring of the MaxCaster and to the integration of the MaxCaster in the data network. The customer will be required to provide IP addresses, host ID names, subnet masks, and gateway default as specified by iBEAM.

     . Designate a single point of contact for satellite and network installation issues.

     . Allow iBEAM NOC to monitor traffic to the switch, server or other equipment for the following protocols, SNMP, FTP, Telnet, Ping, Traceroutes.

     . Access to the data room for installation of the MaxCaster indoor components and the roof structure for installation of the MaxCaster satellite antenna. Installation must be supported by on-time access to the install areas.

     . One "ACTIVE" twisted pair "analog" telephone line for termination to the iBEAM MaxCaster internal modem card. This is to allow for "out of band" monitoring and control of the iBEAM system.

     . Member is responsible to pull data cables between router and MaxCaster.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     . Connection to the Member Lan/Wan Network. If a layer 4 switch solution is utilized a connection to the bit path must be provided.

     . Access to 120 Volt AC from the Rack Power distribution harness for the server and the switch.

     . Provided space is available, adequate rack space for server, switch or other equipment. In addition, iBEAM will need to know the type and model of racks used in the data room for determining complementary shelves or rack guides for the server.

     . Technical support and actual physical connection of the Layer 4 switch into the bit stream and associated patching if required. The Member is responsible for inserting the Layer 4 switch into the bit stream if required.

     . Access to MaxCaster user logs for tracking purposes such as number of users on the network.

     . UPS support for 14-Volt Amp power requirement for a period of 60 minutes to allow an orderly shutdown of the equipment.

     . Keep area in which the MaxCaster is located at 80 or less degrees Fahrenheit and 75% or less, non-condensing relative humidity.

     . Alert iBEAM during power outage or any Member Network outage, whether planned or otherwise, by telephoning iBEAM at iBEAM specified numbers.

     . Inform iBEAM whether the Member network is Multicast enabled at any time during the contractual relationship.

     . Provide iBEAM optimal connectivity into Member Network as mutually agreed by the Parties

iBEAM Broadcasting Corporation        Covad

By: /S/ Robert Davis                  By: /S/ Peter Clark
   ------------------------------        --------------------------------

Printed: Robert M. Davis              Printed: Peter Clark
        -------------------------             ---------------------------

Title: V.P. Sales                     Title: Director, Business Development
      ---------------------------           -------------------------------

Date: 10/5/99                         Date: 10/5/99
     ----------------------------          ------------------------------

Exhibit B Milestone Schedule to Agreement No. 100599 Covad


The Parties hereto will mutually agree upon a reasonable installation plan that will detail the order and time for installation into each site. Notwithstanding the above the Parties hereby agree to install the following numbers of sites in the following schedule:


  Milestones:
  1) Upon Covad's completion of the new network implementation in each market, the Parties hereby agree to have Initiated Installation in said market within thirty (30) days.
  2) Upon Initiated Installation, each site will achieve Complete Installation within an additional thirty (30) days.


  Initiated Installation shall mean that iBEAM has been supplied with a completed installation check list, an analog phone connection, and all iBEAM indoor equipment is installed and operational within Member Network.

Complete Installation shall mean that Member has obtained rights sufficient to install all iBEAM outdoor equipment, including but not limited to a satellite receiver and that iBEAM has installed such outdoor equipment.





iBEAM Broadcasting Corporation       Covad

By: /s/ Robert Davis                 By: /s/ Peter Clark
   -----------------------------        -----------------------------

Printed: Robert Davis                Printed: Peter Clark
        ------------------------             -------------------------

Title: V.P.-Sales                    Title: Director, Business Development
      --------------------------           -------------------------------

Date: 10/5/99                        Date: 10/5/99
     ---------------------------          -------------------------------

Exhibit C Technical Requirements to Agreement No.100599 Covad


     . Covad must approve all technical details of the iBEAM service and equipment before installation in any Covad data centers or in the Covad network. As iBEAM transitions its technical service from Layer 4 switching, iBEAM will warrant the suitability of the new technique for deployment before any changes are made in field deployments in the Covad network or with any Covad-affiliated ISP.

     . iBEAM will be responsible for all technical support and service assurance for the iBEAM equipment installed at any Covad-affiliated ISP or in a Covad data center. iBEAM warrants that only TCP/IP traffic destined for contracted content provider origin servers will be redirected to the iBEAM MaxCaster. All errors in traffic routing caused by the iBEAM equipment and configuration will be remedied by iBEAM in no more than 1 hour after notification.

     . If the iBEAM equipment is causing problems on Covad's Layer 3 network, Covad reserves the right to disconnect the iBEAM equipment if iBEAM cannot fix the problem in a timely fashion.

     . The iBEAM equipment will be integrated into Covad's network in a manner that is consistent with its functionality and Covad's other design criteria.


iBEAM Broadcasting Corporation           Covad

By: /s/ Robert Davis                     By: /s/ Peter Clark
   ------------------------------           ------------------------------

Printed: Robert Davis                    Printed: Peter Clark
        -------------------------                -------------------------

Title: VP-Sales                          Title: Director, Busines Development
      ---------------------------               -----------------------------

Date: 10/5/99                                 Date: 10/5/99
     ----------------------------                  ----------------------------